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                                                                     EXHIBIT 5.1

                     BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                           PHILADELPHIA, PENNSYLVANIA







                                                February 7, 2001


Digene Corporation
1201 Clopper Road
Gaithersburg, Maryland 20878

            Re:   DIGENE CORPORATION -
                  REGISTRATION STATEMENT ON FORM S-3
                  (REGISTRATION NO. 333-______)

Gentlemen:

            We have acted as counsel to Digene Corporation, a Delaware corporation (the "Company") and the Selling Stockholders listed in the Registration Statement (as defined herein), in connection with the preparation of the Registration Statement filed on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of up to 2,875,000 shares (including up to 375,000 shares of Common Stock to be sold by the Selling Stockholders) of the Company's common stock, $.01 par value per share (the "Common Stock").

            We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Common Stock and by the Selling Stockholders in connection with the proposed sale of the Common Stock. In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigations as we deemed appropriate as the basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

            The opinions expressed below are based on the assumption that the Registration Statement will become effective.

            Based upon the foregoing, we are of the opinion that:

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Digene Corporation
February 7, 2001
Page 2


            1. The shares of Common Stock to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the form of which is to be filed as Exhibit
1.1 by an amendment to the Registration Statement, and upon satisfaction of all conditions contained therein, will be legally issued, fully paid and non-assessable.

            2. 366,428 of the shares of Common Stock to be sold by the Selling Stockholders have been duly authorized and are legally issued, fully paid and non-assessable.

            3. 8,572 of the shares of Common Stock to be sold by a certain Selling Stockholder have been duly authorized and, when issued and delivered by the Company and paid for by such Selling Stockholder in accordance with the terms and conditions of the Company's Omnibus Plan, will be legally issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as Exhibit 5.1 of the Registration Statement and to the reference to this firm under the caption "Validity of Common Stock" in the Prospectus forming a part thereof.


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP




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